EXHIBIT 23(h)(1)(B)
                           FIRST PACIFIC MUTUAL FUND, INC.

                              ADMINISTRATIVE AGREEMENT

	ADMINISTRATIVE AGREEMENT made this _____ day of __________, 2011, by and between First Pacific Mutual Fund, Inc., a Maryland corporation, (the "Corporation") for the First Pacific Low Volatility Fund series, and Lee Financial Group Inc., a Hawaii corporation (the "Administrator"). All references to any series of the Corporation will be called the "Fund" unless expressly noted otherwise.

                                     BACKGROUND
                                     ----------

	The Fund, a series of the Corporation, is organized and operated as an open-end, non-diversified management investment company, registered under the Investment Company Act of 1940, as amended (the "1940 Act"). The Corporation desires to retain the Administrator to render administrative services to the Fund, and the Administrator is willing to render such services on the terms and conditions hereinafter set forth.

	NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

	1.	The Corporation hereby appoints the Administrator to act as
administrator to the Fund, subject to the supervision and direction of the Board of Directors of the Fund, for the period and on the terms set forth in this Agreement. The Administrator accepts such appointment and agrees to render the services herein described, for the compensation herein provided.

	2.	The Administrator shall furnish the Fund administrative services.
Administrative services shall include the compliance matters of the Fund. Compliance for the Fund includes, but is not limited to: filings with the Securities and Exchange Commission, the Financial Industry Regulatory Authority, and state and other regulatory organizations (updating, amending and filing prospectus, annual and semi-annual reports, proxy material and blue sky requirements); establishing and maintaining written supervisory procedures and compliance manuals; researching and communicating changes in applicable rules and regulations; preserving all books and records.

		(a)	The Administrator shall use its best judgment in the
performance of its duties under this Agreement.

		(b)	The Administrator, in the performance of its duties and
obligations under this Agreement, shall act in conformity with the Corporation's Articles of Incorporation and By-Laws, and the Prospectus of the Fund and the instructions and directions of the Board of Directors of the Corporation, and will conform to and comply with the requirements of the 1940 Act and all other applicable federal and state laws and regulations.

		(c)	The Administrator shall maintain all books and records and
shall render to the Corporation's Board of Directors such periodic and special reports as the Board may reasonably request.

		(d)	The services provided by the Administrator hereunder are not to be deemed exclusive, and the Administrator shall be free to render similar services to others.  While information and recommendations supplied to the Fund shall, in the Administrator's judgment, be appropriate under the circumstances, they may be different from the information supplied to other investment companies and customers.  The Fund shall be entitled to equitable treatment under the circumstances in receiving information, and any other services, but the Fund shall not be entitled to receive preferential treatment as compared with the treatment given to any other investment company or customer.

		(e)	The Administrator shall perform such other services as are
reasonably incidental to the foregoing duties.

	3.	The Administrator agrees that no officer or director of the
Administrator, or of any affiliate of the Administrator, will deal for or on behalf of the Fund with himself as principal or agent, or with any corporation, partnership or other person in which he may have a financial interest, except that this shall not prohibit:

		(a)	Officers and directors of the Administrator, or of any
affiliate of the Administrator, from having a financial interest in the Fund, in the Administrator or any affiliate of the Administrator.

		(b)	Officers and directors of the Administrator, or of any
affiliate of the Administrator, from providing services to the Fund of a type usually and customarily provided to an investment company, pursuant to a written agreement approved by the Board of Directors of the Fund, including a majority of the disinterested directors of the Fund (as defined in the 1940 Act).

	4.	If any occasion should arise in which the Administrator or any of its officers or directors advises persons concerning the shares of the Fund, the Administrator or such officer or director will act solely on its, her or his own behalf and not in any way on behalf of the Fund.

	5.	The  Administrator agrees that, except as herein otherwise expressly provided, neither it nor any of its officers or directors shall at any time during the period of this Agreement make, accept or receive, directly or indirectly, any fees, profits or emoluments of any character in connection with the purchase or sale of securities (except securities issued by the Fund) or other assets by or for the Fund.

	6.	The Administrator shall keep the Fund's books and records required to be maintained by it pursuant to paragraph 3 hereof. The Administrator agrees that all records which it maintains for the Fund are the property of the Fund and it will surrender promptly to the Fund any of such records upon the Fund's request. The Administrator further agrees to preserve for the periods prescribed by Rule 31a-2 of the Commission under the 1940 Act any such records as are required to be maintained by the Administrator pursuant to paragraph 2 hereof.

	7.	For the services provided and the expenses assumed pursuant to this
Agreement, the Fund will pay to the Administrator as full compensation therefore a fee at an annualized rate of up to .05% of the Fund's average daily net assets.  This fee will be compounded daily as of the close of business and will be paid to the Administrator monthly within ten (10) business days after the last day of each month and such management fee shall be adjusted, if necessary, at the time of the payment due in the last month in the fiscal year of the Fund.
The Administrator fee shall be prorated for any fraction of a month at the commencement or termination of this Agreement.

	8.	In the event the expenses of the Fund for any fiscal year (including the fees payable to the Administrator but excluding interest, taxes, brokerage commissions, distribution fees, amortization of organization expenses and litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund's business) exceed the limit set by applicable regulation of state securities commissions, if any, the compensation due to the Administrator hereunder will be reduced by the amount of such excess or postponed so that at no time will there be any accrued but unpaid liability under this expense limitation.  Any such reductions or payments are subject to readjustment during the year, and the Administrator's obligation hereunder will be limited to the amount of its fee paid or accrued with respect to such fiscal year.

	9.	The Administrator shall give the Fund the benefit of its best judgment and effort in rendering service hereunder. The Administrator shall not be liable for any error of judgment or mistake of law for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act) of a loss resulting from willful misfeasance, bad faith or negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. Any person employed by the Administrator, who may be or become an employee of and paid by any other entity affiliated with the Fund, such as the manager, distributor, or custodian to the Fund, shall be deemed, when acting within the scope of his employment by such other affiliated entity, to be acting in such employment solely for such other affiliated entity and not as the Administrator's employee or agent.

	10.	This Agreement shall continue in effect for a period of more than two (2) years from the date hereof only so long as such continuance is specifically approved at least annually in conformity with the requirements of
the 1940 Act;   provided, however, that this Agreement may be terminated by the
Fund at any time, without the payment of any penalty, by the Board of Directors of the Fund or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund, or by the Administrator at any time, without the payment of any penalty, on not more than sixty (60) days nor less than thirty (30) days written notice to the other party. This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940
Act).

	11.	Nothing in this Agreement shall limit or restrict the right of any of the Administrator's directors, officers, or employees who may also be a director, officer or employee of the Fund to engage in any other business or to devote his time and attention in part to the administration or other aspects of any business, whether of a similar or dissimilar nature, nor limit nor restrict the Administrator's right to engage in any other business or to render services of any kind to any other corporation, firm, individual or association. Nothing in this Agreement shall prevent the Administrator or any affiliated person (as defined in the 1940 Act) of the Administrator from acting as administrator for any other person, firm or corporation and expressly represents that it will undertake no activities which, in its judgment, will adversely affect the performance of its obligations to the Fund under the Agreement.

	12.	Neither this Agreement nor any transaction made pursuant hereto shall be invalidated or in any way affected by the fact that directors, officers, agents and/or shareholders of the Fund are or may be interested in the Administrator, or any successor or assignee thereof, as directors, officers, shareholders or otherwise; that directors, officers, shareholders or agents of the Administrator are or may be interested in the Fund as directors, officers, shareholders or otherwise; or that the Administrator or any successor or assignee, is or may be interested in the Fund as shareholders or otherwise; provided, however, that neither the Administrator nor any officer or director of the Administrator or of the Corporation shall sell to or buy from the Fund any property or security other than a security issued by the Fund, except in accordance with an applicable order or exemptive rule of the Commission.

	13.	Except as otherwise provided herein or authorized by the Board of
Directors of the Corporation from time to time, the Administrator shall for all purposes herein deemed to be an independent contractor, and, except as expressly provided or authorized in this Agreement, shall have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund. The Fund and the Administrator are not partners or joint venturers with each other and nothing herein shall be construed so as to make them such partners or joint venturers or impose any liability as such on either of them.

	14.	During the term of this Agreement, the Corporation agrees to furnish the Administrator at its principal office with all prospectuses, proxy statements, reports to stockholders, sales literature, or other material prepared for distribution to stockholders of the Fund or the public, which refer to the Administrator in any way, prior to use thereof and not to use such material if the Administrator reasonably objects in writing within five (5)
business days (or such other time as may be mutually agreed) after receipt thereof.  In the event of termination of this Agreement, the Corporation will continue to furnish to the Administrator copies of any of the above mentioned materials which refer in any way to the Administrator.  The Corporation shall furnish or otherwise make available to the Administrator such other information relating to the business affairs of the Corporation or of the Fund as the
Administrator at any time, or from time to time, reasonably requests in order to discharge its obligations hereunder.

	15.	This Agreement may be amended by mutual consent, but the consent of the Fund must be obtained in conformity with the requirements of the 1940 Act.

	16.	This Agreement shall be subject to all applicable provisions of law, including, without limitation, the applicable provisions of the 1940 Act.

	17.	This Agreement shall be governed by and construed in accordance with the laws of the State of Hawaii.

	18.	Compensation to be paid to the Administrator hereunder shall be separate and distinct from organizational expenses, if any, to be reimbursed to the Administrator.

	IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.


						FIRST PACIFIC MUTUAL FUND, INC.


						By:  ______________________________________
							Terrence K.H. Lee, President
[Corporate Seal]


						Attest:  ___________________________________
							Lugene Endo Lee, Secretary



						LEE FINANCIAL GROUP INC.


						By:  ______________________________________
							Terrence K.H. Lee, President
[Corporate Seal]


						Attest:  ___________________________________
							Lugene Endo Lee, Secretary